                                                            Exhibit 99.01

         [Cardinal Health Logo]
         7000 Cardinal Place
         Dublin, OH 43017

         www.cardinal.com




         CONTACTS:

  Media:  Jim Mazzola                                  Investors:  Jim Hinrichs
          (614) 757-3690                                         (614) 757-7828
          jim.mazzola@cardinal.com                    jim.hinrichs@cardinal.com


NOTE: CARDINAL HEALTH HAS SCHEDULED A CONFERENCE CALL FOR INVESTORS TODAY AT 6 P.M. EASTERN DAYLIGHT TIME TO DISCUSS ITS UPDATED OUTLOOK. TO ACCESS THIS DISCUSSION VIA THE INTERNET, GO TO THE INVESTOR RELATIONS PAGE AT
WWW.CARDINAL.COM. THE COMPANY HAS ALSO ESTABLISHED A TELEPHONE CALL-IN LINE AT
(706) 634-5100.

                    CARDINAL HEALTH UPDATES EARNINGS OUTLOOK
                     ANNOUNCES ADDITIONAL GOVERNMENT INQUIRY

DUBLIN, OHIO, JUNE 30, 2004 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today announced earnings per share for its fiscal year 2004 are expected to increase approximately 11 percent, which is below prior guidance of mid-teens or better growth. Operating cash flow for the fourth quarter was substantially above expectations and for the full year is now expected to exceed $2 billion, well ahead of the company's $1.3 billion prior guidance.

Earnings per share expectations for the company's fourth quarter and full fiscal year ended today are summarized in the following table.

           EARNINGS PER SHARE EXPECTATIONS FROM CONTINUING OPERATIONS

                                           Q4 RANGE       FISCAL YEAR 2004 RANGE
                                           --------       ----------------------
        GAAP Earnings Per Share           $0.88 - $0.91           $3.46 - $3.49
        Special Items                  $(0.05) - $(0.04)       $(0.07) - $(0.06)
        Earnings Per Share,
        Excluding Special Items           $0.93 - $0.95           $3.53 - $3.55



                                     -more-

Cardinal Health Updates Earnings Outlook
Page 2


The company also affirmed its long-term goal to increase earnings per share at a mid-teens or better rate. However, for the upcoming fiscal year 2005, growth is expected to be lower, at a rate of at least 10 percent, with continued strong cash flow and return on equity. Growth expectations for fiscal 2005 exclude special items, which the company believes can not be reasonably projected at this time.

Separately, the company announced that on June 21, as part of the Securities and Exchange Commission's (SEC) formal investigation disclosed by the company on May 14, it received an SEC subpoena that included a request for the production of documents relating to revenue classification, and the methods used for such classification, in the company's pharmaceutical distribution business as either operating revenue or revenues from bulk deliveries to customer warehouses. In addition, Cardinal Health has learned that the U.S. Attorney's Office for the Southern District of New York has commenced an inquiry that the company understands relates to this same subject. This subject is also being reviewed as part of the ongoing inquiry by Cardinal Health's Audit Committee and its independent counsel. As previously disclosed on May 16, the company understands the SEC and Audit Committee inquiries are not limited to this subject. Cardinal Health continues to respond to these inquiries and provide all information required.

Cardinal Health has scheduled a conference call for investors today at 6 p.m. Eastern Daylight Time (EDT) to discuss its updated outlook. To access this discussion via the Internet, go to the Investor Relations page at www.cardinal.com. The company has also established a telephone call-in line at
(706) 634-5100. An audio replay of the conference call will be available until 11 p.m. EDT on July 2 by dialing (706) 645-9291, passcode 8506523. A transcript and replay of the Webcast will be available at the Investor Relations page on www.cardinal.com.


ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 50,000 people on five continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked No.17 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.
                                      ####

--------------------------
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative investigations and proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.